                                  EXHIBIT 10.14

                                    SUBLEASE
         THIS SUBLEASE (this "Sublease"), made as of the 3rd day of May, 2002, between NOVELL, INC., a Delaware corporation having an office at 1800 South Novell Place, Provo, Utah 84606 ("Sublessor"), and AKAMAI TECHNOLOGIES, INC., a Delaware corporation having an office at 500 Technology Square, Cambridge, Mass, 02139 ("Subtenant").



                                   WITNESSETH:

         1. PREMISES. Sublessor leases to Subtenant a portion of the building (the "Building") known as Eight Cambridge Center, Cambridge, Massachusetts located on the first, sixth, seventh, eighth and ninth floors of the Building and shown on the floor plans attached hereto as EXHIBIT A-1, EXHIBIT A-2, EXHIBIT A-3, EXHIBIT A-4 and EXHIBIT A-5 and made a part hereof, (the "subleased premises"), upon the terms, conditions, covenants and agreements hereinafter set forth in this Sublease. The parties hereto agree that for purposes of this Sublease the subleased premises shall be deemed to constitute 89,614 rentable square feet. Subject to the terms and provisions of the underlying Lease (as such term is defined below in PARAGRAPH 3) and the reasonable rules and regulations as may be imposed by Sublessor, Subtenant shall have non-exclusive access twenty four (24) hours a day seven (7) days a week (subject to reasonable security procedures) to the main lobby of the Building, the Building loading docks and other Building wide common areas and the elevator banks serving the subleased premises.

         2. TERM. The term of this Sublease (the "Term") (a) shall commence with respect to the portion of the subleased premises located on the first floor on the date (the "Commencement Date") which is the later of (i) seven (7) days after the date Sublessor receives the- Landlord Consent and the Landlord SNDA (as such terms are defined below in PARAGRAPH 9), or (ii) May 20, 2002, (b) shall commence with respect to the balance of the subleased premises on the date that is the later of (i) June 3, 2002 or (ii) fifteen (15) days after Sublessor receives the Landlord Consent and the Landlord SNDA and (c) shall end at the close of business on May 31, 2009 (the "Expiration Date") or upon such earlier date upon which the term of this Sublease may expire or be terminated pursuant to the terms and provisions of this Sublease or pursuant to law.

         3. UNDERLYING LEASE. (a) The parties agree that this Sublease shall be subject and subordinate to all of the terms, covenants, conditions and provisions of the lease dated as of December 22, 1997 between Boston Properties Limited Partnership, as landlord ("Landlord"), and Cambridge Technology Partners (Massachusetts) Inc., ("Cambridge") as tenant, covering the subleased premises and other premises in the Building, as amended by first amendment to lease dated as of June 29, 1999 between Landlord and Cambridge, and as assigned by Cambridge to Sublessor by assignment and assumption of lease dated as of January l, 2002 (said lease, as so amended and assigned, the "Underlying Lease"). A redacted copy of the Underlying Lease has been delivered to and examined by Subtenant.

                 (b) The terms, covenants, conditions and provisions contained in the Underlying Lease (including but not limited to the remedies provided thereunder) are incorporated herein by reference, and shall, as between Sublessor and Subtenant constitute the terms, covenants, conditions and provisions of this Sublease, as if all references to the landlord thereunder were references to Sublessor, as if all references to the tenant thereunder were references to Subtenant and as if all references to the Premises (as such term is defined in the Underlying Lease) thereunder were references to the subleased premises, (i) except that all references in the Underlying Lease, as incorporated herein by reference, to "Tenant's Property" shall apply only to Subtenants property and all references in the Underlying Lease, as incorporated herein by reference, to "Annual Fixed Rent" shall refer to base rent hereunder and (ii) except to the extent that they are inapplicable to, inconsistent with, or modified by the provisions of this Sublease. Subtenant agrees to faithfully observe and perform the terms, covenants, conditions and provisions on its part to be observed and performed hereunder as well as those terms, covenants, conditions and provisions on its part to be observed and performed by the tenant under the Underlying Lease including, without limitation, the obligation to pay all rent, additional rent and all other charges and sums thereunder, except to the extent that they are inapplicable to, inconsistent with or modified by the provisions of this Sublease. Sublessor and Subtenant hereunder shall have the respective remedies of landlord and tenant under the Underlying Lease. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and Sublessor's landlord. Subtenant shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of the Underlying Lease.

                 (c) Subtenant will indemnify and hold Sublessor harmless from and against all loss, costs, damages, expenses and liability, including, but not limited to, reasonable attorneys' fees, which Sublessor may incur by reason of any injuries to person or property occurring in, on or about the subleased premises arising by reason of (i) any breach or default hereunder on Subtenant's part; (ii) any work done in or to the subleased premises (1) by Subtenant or its agents or contractors, (2) with the consent of Subtenant or (3) at the request of Subtenant; (iii) any act, omission, negligence or other fault on the part of Subtenant, or any of Subtenant's agents, invitees, vendors, customers, contractors, subtenants, licensees or employees (collectively, "Subtenant Parties"); or (iv) any accident, injury or damage whatsoever to any person or entity occurring during the Term in or about the subleased premises (except to the extent caused by the willful acts or negligence of Sublessor or its agents, invitees, vendors, customers, contractors, subtenants (other than Subtenant), licensees or employees). The foregoing indemnity shall be construed to supplement Subtenant's obligations in the Underlying Lease, as incorporated in and made a part of this Sublease. Subtenant shall in no case have any rights in respect of the subleased premises greater than Sublessor's rights under the Underlying Lease. Notwithstanding any other provision of this Sublease, Sublessor, as sublandlord under this Sublease, shall have the benefit of all rights, waivers, remedies and limitations of liability (other than those set forth in Section 17.24 of the Underlying Lease) enjoyed by Landlord, as the landlord under the Underlying Lease, but (i) Sublessor shall have no obligation under this Sublease to perform the obligations of Landlord, as landlord under the Underlying Lease, including, without limitation, any obligation to provide services or maintain insurance, (ii) Sublessor shall not be bound by any representations or warranties of the Landlord under the Underlying Lease; (iii) in any instance where the consent of Landlord is required under the terms of the Underlying Lease, the consent of Landlord shall be required hereunder and, unless as otherwise expressly provided hereunder, the consent of Sublessor shall also be required; and (iv) Sublessor shall not be liable to Subtenant for any failure or delay in Landlord's performance of its obligations, as landlord under the Underlying Lease (but the foregoing shall not affect Sublessor's obligations under PARAGRAPH 5(Q) hereof).

                 (d) Sublessor will indemnify and hold Subtenant harmless from and against any loss, cost, damage, expense and liability, including, but not limited to, reasonable attorneys fees which Subtenant may incur to the extent arising by reason of (i) any breach or default hereunder, on Sublessor's part which is not caused (in whole or in part) by the acts or omission of Subtenant,
(ii) any negligence of Sublessor or (iii) the termination of both the Underlying Lease and this Sublease, but only if caused solely by Sublessor and not permitted hereunder.

                 (e) Sublessor represents and warrants to Subtenant that (i) Sublessor is the current tenant under the Underlying Lease and has the right to enter into this Sublease subject to obtaining the Landlord Consent; (ii) the Underlying Lease is in force and effect and has not been modified or amended;
(iii) a true and complete copy of the Underlying Lease (except for certain redactions which do not adversely affect Subtenant's obligations or rights under this Sublease) is attached hereto; (iv) to the actual knowledge of Sublessor, neither Landlord nor Sublessor is in default under the Underlying Lease beyond the expiration of the applicable grace period set forth therein; and (v) there are no subleases entered into by Sublessor which are currently in effect and which affect the use and occupancy of the subleased premises (it being understood that while the sublease of the seventh floor with Palm, Inc. expires on July 31, 2002 Palm, Inc. has vacated and surrendered possession of its space). Sublessor shall indemnify Subtenant from and against any and all reasonable out of pocket losses, costs, damages or expenses (including, without limitation, reasonable out of pocket costs and expenses for temporary office space and additional construction costs) to the extent caused by the failure of Sublessor to deliver to Subtenant any portion of the subleased premises (other than the first floor) free and clear of the rights of all subtenants and occupants (including, without limitation, Palm, Inc.) as of the applicable commencement date for the portion of the subleased premises in question provided and on the express condition that Subtenant uses reasonable efforts to mitigate its losses, costs, damages and expenses. Sublessor shall not voluntarily terminate the Underlying Lease except as otherwise expressly provided herein. Sublessor shall promptly deliver (but in no event more than five days after receipt) to Subtenant a copy of any notice of default or termination or any notice relating to any casualty or taking, given by Sublessor to Landlord or received by Sublessor from Landlord.

                 (f) All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underlying Lease.

                 (g) This PARAGRAPH 3 shall survive any termination or expiration of this Sublease.

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


         4. BASE RENT. (a) Subtenant shall pay base rent during the Term at the following rates:


                                 PERIOD                         ANNUAL BASE RENT            MONTHLY BASE RENT
                                 ------                         ----------------            -----------------
              (i) First and second Sublease Years (as              $2,598,806                  $216,567.00
              such term is defined below in PARAGRAPH          ($29 per rentable
              4(d))                                               square foot)

              (ii) Third and fourth Sublease Years                 $2,778,034                  $231,502.00
                                                               ($31 per rentable
                                                                  square foot)

              (iii) Fifth Sublease Year                            $2,867,648                  $238,970.00
                                                               ($32 per rentable
                                                                  square foot)

              (iv) Sixth and seventh Sublease Years                $2,912,455                  $242,704.00
                                                              ($32.50 per rentable
                                                                  square foot)

                 (a) (b) Base rent shall be payable in equal monthly installments in advance on the first day of each month during the Term commencing on the Rent Commencement Date.

                 (c) Notwithstanding the foregoing, provided that Subtenant is not in default under this Sublease beyond the expiration of the applicable grace or cure period set forth herein, base rent shall abate hereunder as follows: (i) during the first six months of the first Sublease Year, 100% of the base rent will abate; (ii) during months seven through eleven of the first Sublease Year, base rent will abate by $69,925 per month; (iii) during the twelfth month of the first Sublease Year, base rent will abate by $21,046 per month; and (iv) during the first two months of the second Sublease Year, base rent will abate by $21,046 per month.

                 (d) As used herein,

                          (i) the term "Rent Commencement Date" shall mean the
earlier of (1) December 1, 2002 or (2) the first day on which Subtenant occupies all or substantially all of the subleased premises; and

                          (ii) the term "Sublease Year" shall mean the 12 month
period commencing on the Rent Commencement Date or any anniversary of the Rent Commencement Date occurring during the Term except that the seventh Sublease Year shall be the period commencing on the sixth anniversary of the Rent Commencement Date and ending on the Expiration Date.

                 (e) Notwithstanding anything in clause (d) to the contrary,
(i) if the Commencement Date occurs after May 20, 2002, then the Rent Commencement Date will be extended by twice the number of days from and including May 21, 2002 to the date the Commencement Date occurs.

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

         5. SPECIFIC COVENANTS OF THE PARTIES. Notwithstanding anything to the contrary contained herein or in the Underlying Lease, the parties agree as follow:

                 (a) ADDITIONAL RENT. (i) The rent reserved under this Sublease shall consist of the base rent described in PARAGRAPH 4 above and the additional rent payable hereunder.

                          (ii) Subtenant shall pay to Sublessor from time
to time during the Term, as additional rent hereunder, (1) for calendar year 2003 and for each calendar year thereafter during the Term an amount (the "RET Payment") equal to Subtenant's Pro Rata Share of the excess of Real Estate Taxes for such calendar year over the Real Estate Taxes for calendar year 2002, (2) for calendar year 2003 and for each calendar year thereafter during the Term an amount (the "OE Payment") equal to Subtenant's Pro Rata Share of the excess of Operating Expenses Allocable to the Premises for such calendar year over Base Amount Operating Expenses Allocable to the Premises (as such term is defined below in clause (vi)) and (3) for calendar year 2003 and. for each calendar year thereafter during the Term an amount (the "RS Payment") equal to Subtenant's Proportionate Share of the excess of all of the reasonable out of pocket costs and expenses incurred by Sublessor in providing the Retained Services (as such term as defined in Paragraph 5(m) below) to the Premises (collectively, the "RS Expenses") for such calendar year over Base Amount RS Expenses (as such term is defined below in clause (vi)). As used herein, the term "Subtenant's Pro Rata Share" shall mean 50.205%, it being understood that such percentage represents the fraction whose numerator equals the rentable square footage of the subleased premises (89,614) and whose denominator equals the rentable square footage of the Building (178,500). Said payments shall be made as provided below in clauses
(iii) and (iv).

                          (iii) Sublessor shall give Subtenant, prior to or
after the commencement of each calendar year commencing on or after January 1, 2003, a notice setting forth Sublessor's reasonable estimate of the RET Payment, the OE Payment and the RS Payment for such calendar year. Subtenant shall pay to Sublessor on the first day of each month during such calendar year an amount equal to 1/12th of the sum of Sublessor's estimates of the RET Payment, the OE Payment and the RS Payment for such calendar year. Sublessor may amend such estimate in whole or in part by notice given to Subtenant from time to time to reflect additional information about Real Estate Taxes, Operating Expenses Allocable to the Premises and/or RS Expenses that comes to Sublessor's attention or to correct any error made in any prior estimate; said notice may require an increase in monthly payments or a separate individual payment and Subtenant's payments shall be adjusted or made as provided in said notice. If Sublessor gives any such estimate for a calendar year subsequent to the commencement thereof, then until the first day of the month following the month in which such estimate is given to Subtenant, Subtenant shall pay to Sublessor on the first day of each month in such calendar year an amount equal to 100% of the monthly sum payable by Tenant under this paragraph for the last full month of the preceding calendar year.

                          (iv) After the end of each calendar year commencing
with calendar year 2003, Sublessor shall give notice to Subtenant containing a statement of the Real Estate Taxes, Operating Expenses Allocable to the Premises and RS Expenses for such calendar year. Such statement shall set forth the correct amount of the RET Payment, the OE Payment and the RS Payment for such calendar year and the computation of Subtenant's payments on account thereof, and (1) in the event of a deficiency Subtenant shall pay to Sublessor the amount thereof within 10 days after demand therefor, and (2) in the event of an overpayment Sublessor shall promptly refund to Subtenant the amount thereof or, at Sublessor's option, permit Subtenant to credit the amount thereof against subsequent payments of additional rent. Sublessor will give to Subtenant a statement of Real Estate Taxes for each calendar year commencing with calendar year 2002, within 30 days after Sublessor receives the corresponding statement from Landlord pursuant to the Underlying Lease. Sublessor will give to Subtenant a statement of Operating Expenses Allocable to the Premises for each calendar year commencing with calendar year 2003, within 30 days after Sublessor receives the corresponding statement from Landlord pursuant to the Underlying Lease. Sublessor will give to Subtenant a statement of the RS Expenses for each calendar year commencing with calendar year 2003, within 120 days after the end of such calendar year. Sublessor will refund any over-payment made by Subtenant during the last year of the Term within 60 days of the determination of the amount owed to Subtenant.

                          (v) Notwithstanding anything in this Paragraph 5(a)
to the contrary, if less than 100% of the rentable area of the Premises is occupied during all or any significant part of calendar year 2003, or any subsequent calendar year, then Operating Expenses Allocable to the Premises and RS Expenses will be recalculated by an independent and reputable property manager with at least 10 years experiences with managing Class A office buildings in the Cambridge, Mass area selected by Sublessor and approved by Subtenant (such approval not to be unreasonably withheld or delayed) as if 100% of the rentable area of the Premises were occupied throughout such calendar year.

                          (vi) For purposes of this Sublease, (1) Base Amount
Operating Expenses Allocable to the Premises shall equal Operating Expenses Allocable to the Premises for calendar year 2003 (subject to the provisions of clause (v) above) multiplied by 0.97 and (2) Base Amount RS Expenses shall equal RS Expenses Allocable to the Premises for calendar year 2003 (subject to the provisions of clause (v) above)) multiplied by 0.97.

                          (vii) Upon at 10 days prior notice to Sublessor by
Subtenant, Sublessor will grant to Subtenant the right to exercise Sublessor's examination rights pursuant to Section 7.7 of the Underlying Lease provided that a representative of Sublessor or Sublessor's agent or consultant may accompany Subtenant with respect to such examination. Within (60) days after receipt of each statement of RS Expenses, Subtenant or its duly authorized agent shall have the right to examine Sublessor's records relating to the calculation of RS Expenses. Sublessor shall make all its records relating to the calculation of RS Expenses available to Sublessor or said agent at reasonable times during regular business hours upon reasonable advance written notice. To the extent such audit reveals that Sublessor has overcharged Subtenant for RS Expenses and Sublessor, acting in good faith, shall not dispute such audit, Sublessor shall credit same against base rent next due or shall promptly refund such overcharge to Subtenant if the Term has then expired and Subtenant has no further obligation to Sublessor.

                 (b) PAYMENT OF BASE RENT AND ADDITIONAL RENT.

                          (i) Base rent and the additional rent payable by
Subtenant hereunder and all other amounts payable by Subtenant to Sublessor hereunder shall be paid to Sublessor at its office at 1800 South Novell Place, Provo, Utah 84606, Attention: Real Estate Department or at such other place or places as Sublessor may designate to Subtenant, in lawful money of the United States, by good and sufficient check (subject to collection) or at Sublessor's option by wire transfer of immediately available funds to the account designated by Sublessor.

                          (ii) Subtenant does hereby covenant and agree to (A)
pay the base rent and additional rent as and when the same shall become due and payable as herein provided, and except as otherwise specifically provided herein, without demand therefor and without any setoff or deduction whatsoever, and (B) keep, observe and perform, and to permit no violation of, each and every of the covenants, agreements, terms, provisions and conditions herein contained on the part of Subtenant to be kept, observed or performed.

                          (iii) If Subtenant shall pay base rent, or any RET
Payment, OE Payment or RS Payment more than seven (7) days after the same is due and payable, Subtenant shall pay a late payment charge equal to four percent (4%) percent of the amount due. Such amount shall be payable as additional rent thereunder, and shall be payable in addition to any interest payable on such late payment of base rent, additional rent or other charges. Notwithstanding the foregoing, Sublessor will be entitled to the late payment charge during any calendar year only if Subtenant has failed to pay base rent or any RET Payment, OE Payment or RS Payment within seven (7) days after same is due and payable on two prior occasions during such calendar year.

                 (c) ELECTRICITY. (a) Prior to the Rent Commencement Date, Sublessor shall, at Sublessor's cost and expense, install one or more meters to measure all electricity consumed at the subleased premises (but specifically excluding any electricity used by any building wide system). Subtenant shall, at Subtenant's sole cost and expense, (i) arrange to obtain electricity service for the subleased premises directly from the utility company furnishing same to the Building and (ii) pay and be responsible for all charges relating to or arising from electricity furnished to the subleased premises directly to said company as and when billed. With respect to each portion of the subleased premises, prior to the installation of such meter(s), and after the installation of such meter(s), but prior to the earlier of (i) Subtenant's first using or occupying such portion of the subleased premises for its business or (ii) December 1, 2002, Sublessor shall be responsible to pay for electricity used at such portion of the subleased premises. With respect to each portion of the subleased premises, after the installation of such meter(s) and after the earlier of (i) Subtenant's first using or occupying such portion of the subleased premises for its business or (ii) December 1, 2002, Subtenant shall be responsible to pay for electricity used at such portion of the subleased premises.

                 (d) USE. Subtenant shall use and occupy the subleased premises only for the uses permitted under the Underlying Lease and which shall in all events be in compliance with all legal requirements and in keeping with the character of the Building, and for no other purpose.

                 (e) CONDITION OF SUBLEASED PREMISES. Sublessor and Subtenant covenant and agree that Subtenant is leasing the subleased premises in its "AS IS" condition on the date hereof and Sublessor shall have no obligation to perform any work to the subleased premises or to any part of the Building to prepare the subleased premises for occupancy by Subtenant. Sublessor makes no representation or warranty regarding the condition of the subleased premises or the Building or title to the subleased premises, except that Sublessor is the tenant under the Underlying Lease. In making and executing this Sublease, Subtenant has not relied upon or been induced by any statements or representations of any persons, other than those, if any, set forth expressly in this Sublease in respect of the physical condition of the subleased premises or the Building or of any other matter affecting the subleased premises or this transaction which might be pertinent in considering the leasing of said subleased premises or the execution of this Sublease. Subtenant has, on the contrary, relied solely on such representations, if any, as are expressly made herein and on such investigations, examinations and inspections as Subtenant has chosen to make or have made. Subtenant acknowledges that Sublessor has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections. If any alterations, improvements or other work are required in order to separate the subleased premises from the balance of the premises demised to Sublessor under the Underlying Lease or properly demise the subleased premises to Subtenant, same shall be performed by Subtenant at Subtenant's own cost and expense in accordance with the terms and provisions of this Sublease. All trade fixtures, furniture, furnishings and other personal property currently located in the subleased premises will be removed prior to the applicable commencement date.

                 (f) INTENTIONALLY OMITTED.

                 (g) NOTICES AND PAYMENTS. Notices and other communications hereunder shall be in writing and shall be given or made by nationally recognized overnight courier service providing for overnight delivery (e.g. Federal Express, DHL) or United States certified or registered mail with return receipt requested provided the sender shall obtain a written receipt for such delivery. All notices shall be deemed given when received, when acceptance of delivery is refused or when delivery is attempted but cannot be effectuated (as evidenced by the return receipt). All notices to Sublessor shall be given to it at the address set forth above with copies in like manner to Novell, Inc. at Two Oak Way, Berkley Heights, New Jersey 07922, Attention: Peggy Ronckovitz and to Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Simon Cices, Esq. All notices to Subtenant shall be given to it (i) prior to the Rent Commencement Date, at its address set forth above and (ii) on or after the Rent Commencement at the subleased premises in both instances to the attention of Vice President of Corporate Services and to the Attention of Kit Meyer, Esq. with copy to Hale and Dorr, LLP, 60 State Street, Boston, Mass. 02109, Attention Sean Boulger, Esq. Either party may change its address or addresses for notices by a written notice to the other party. All payments to be made by Subtenant to Sublessor shall be delivered to Sublessor at its address set forth above or to such other address as Sublessor may hereafter designate in a written notice given under this paragraph.

                 (h) TIME LIMITS. The time limits provided in the Underlying Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purposes of this Sublease, by lengthening or shortening the same in each instance by five (5) days (except that if the time limit provided in the Underlying Lease for the giving of any notice, making any demand, performing any act, condition or covenant or exercising any right shall be seven (7) days or less, then such time limit shall be changed by lengthening or shortening the same by three (3) days provided that in no event will the time limit given to Subtenant be less than four (4) days), as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Subtenant, as the case may be (and each party covenants that it will do so) within the time limit relating thereto contained in the Underlying Lease.

                 (i) TERMINATION OF UNDERLYING LEASE. If for any reason the term of the Underlying Lease is terminated or expires prior to the expiration date of this Sublease, this Sublease shall thereupon automatically be terminated, provided however, that the foregoing shall not affect the rights of Subtenant under the Landlord SNDA.

                 (j) CASUALTY AND CONDEMNATION. Upon the occurrence of a fire or other casualty or a condemnation or taking which permits the tenant under the Underlying Lease to terminate the Underlying Lease pursuant to SECTION 14.1 or
SECTION 14.3 of the Underlying Lease, Sublessor shall have the right, at its election, to terminate the Underlying Lease, but only with the prior consent of Subtenant (which consent of Subtenant will not be unreasonably withheld or delayed), in which event this Sublease shall automatically terminate (without any liability to Sublessor) upon such a termination of the Underlying Lease. If
(i) a fire or other casualty which damages the subleased premises occurs, (ii) either (1) according to Landlord's Restoration Estimate (as such term is defined in the Underlying Lease) such damage to the subleased premises cannot reasonably be expected to be repaired or restored within 360 days from the time that repair or restoration work would commence or (2) the damage occurred during the last nine months of the Term and according to Landlord's Restoration Estimate such damage to the subleased premises cannot reasonably be expected to be repaired or restored within one hundred eighty (180) days from the time that repair or restoration work would commence and (iii) Sublessor, as tenant under the Underlying Lease, has the right to terminate the Underlying Lease pursuant to
SECTION 14.1 or SECTION 14.3 of the Underlying Lease, then Subtenant may, at its election, terminate this Sublease by notice given to Sublessor within 15 days following Tenant's receipt of Landlord's Restoration Estimate, in which event this Sublease will terminate on the date selected by Sublessor, which termination date will be not less than 30 days or more than 45 days after the date of notice of such termination. If a portion of the subleased premises shall be taken by condemnation or right of eminent domain and Sublessor has the right to terminate the Underlying Lease pursuant to SECTION 14.3 of the Underlying Lease, then Subtenant shall have the right to terminate this Sublease by giving notice to Sublessor no later than 15 days after Tenant has been deprived of possession, in which event this Sublease will terminate as of the 15th day after the date Subtenant is deprived of possession.

                 (k) ASSIGNMENT AND SUBLETTING. (i) Except as otherwise expressly provided below, Subtenant shall not, voluntarily or involuntarily or by operation of law or otherwise, assign, transfer, mortgage, pledge or encumber this Sublease, or sublet all or any part of the subleased premises or permit or suffer any person or entity to use or occupy all or any part of the subleased premises without in each instance obtaining the prior written consent of Sublessor. Any sale, assignment or transfer (whether by one or a series of related or unrelated transactions and whether voluntarily, involuntarily or by operation of law or otherwise) of 50% or more of the direct or indirect ownership interests in Subtenant shall be deemed an assignment of this Sublease requiring Sublessor's consent. The provisions of the preceding sentence shall not be applicable to Subtenant for as long as the shares of Subtenant's stock are regularly traded over the New York Stock Exchange, the American Stock Exchange or NASDAQ.

                          (ii) Notwithstanding anything contained in this
Sublease to the contrary, (1) Sublessor shall not unreasonably withhold its consent to any assignment of this Lease or to any subletting of all or a portion of the subleased premises, and (2) Subtenant may assign this Sublease or sublet all or a portion of the subleased premises, without Sublessor's consent, to an Affiliate (as defined below), or in connection with a merger, consolidation or the sale of all or substantially all of the assets of Subtenant, provided that
(A) in case of any assignment referred to in this clause (ii), such assignee shall assume in writing all of Subtenant's obligations hereunder and Subtenant shall not be relieved of its obligation hereunder, the form of the assignment and assumption of sublease document is reasonably satisfactory to Sublessor and an original thereof is delivered to Sublessor at least 10 days before the effective date thereof, and (B) in the case of any sublease described in this clause (ii) the form of the sublease document is reasonably satisfactory to Sublessor and (C) Sublessor shall not be deemed to have unreasonably withheld its consent to an assignment or sublease if (I) at the time Sublessor receives Subtenant's notice, Sublessor or its Affiliates are occupying more than 20,000 rentable square feet of the Building, and the assignee or sub-subtenant is Microsoft Corporation, BEA Associates, Iona Consulting or an Affiliate of any of the foregoing (provided, however, that this clause (C)(I) shall not apply if any one or more of said companies or their respective Affiliates is an Affiliate of Subtenant or if the applicable sublease or assignment is occurring in connection with any merger of Subtenant with any of said companies or their respective Affiliates or any acquisition or sale of stock or assets involving Subtenant and any of said companies or any of their Affiliates), (II) the proposed use or business of the assignee or subtenant will increase Sublessor's obligations under the Underlying Lease (other than in an insignificant manner), (III) in the case of an assignment, in Sublessor's reasonable judgment, the assignee does not possess adequate financial capability and liquidity to perform its obligation under this Sublease, (IV) there is then an uncured monetary default under this Sublease or an uncured non-monetary default under this Sublease which remained uncured beyond the expiration of the applicable grace period set for herein, (V) Sublessor has exercised its right of recapture set forth below in clause (iv) or
(VI) there will be more than two occupants of any floor which comprises the subleased premises.

                          (iii) If Subtenant requires the consent of Sublessor
with respect to an assignment of this Sublease or a sublease of all or part of the subleased premises Subtenant shall give a notice to Sublessor requesting Sublessor's consent and containing all of the information described in Section
12.5 of the Underlying Lease. Sublessor's failure to respond to Subtenant's request for Sublessor's consent with respect to a proposed assignment or sublease within 20 days after Sublessor receives Subtenant's written request and all of the information described in Section 12.5 of the Underlying Lease shall constitute Sublessor's consent to the requested assignment or sublease.

                          (iv) With respect to any assignment of this Sublease
or sublease of all or substantially all of the subleased premises for all or substantially all of the remainder of the Term which requires Sublessor's consent, Sublessor shall have the right, at its option, by giving written notice to Subtenant, within 15 days after Sublessor's receipt of Subtenant's notice requesting Sublessor's consent to terminate this Sublease as of the proposed effective date of such assignment or sublease (which shall be set forth in Subtenant's notice to Sublessor requesting Sublessor's consent and which proposed effective date shall not be earlier than 15 days after the expiration of such 15 day period). If Sublessor shall exercise such right, then upon the commencement date of the proposed assignment or sublease, all of Sublessor's and Subtenant's obligations relating to the period after such date (but not those relating to the period before such termination date) shall cease. Further, in the event Sublessor does not exercise its option to terminate this Sublease within said 15 day period and an assignment or sublease, as applicable has not been executed and delivered to Sublessor within 90 days after the expiration of said 15 day period and in accordance with the terms of Subtenant's notice, Sublessor's waiver of the termination right shall be void and Subtenant shall not assign this Sublease or enter into a sublease without first giving Sublessor the notice set forth above in clause (iii) above and allowing Sublessor the opportunity to exercise its termination right set forth herein.

                          (v) With respect to any assignment or sublease
consented to by Sublessor, such consent shall be upon the express and further condition, covenant and agreement, and Subtenant hereby covenants and agrees that in addition to the base rent additional rent and other charges to be paid pursuant to this Sublease and any amount payable by Subtenant pursuant to
Section 12.6 of the Underlying Lease, as incorporated herein, with respect to such assignment or sublease fifty percent (50%) of the "Assignment/Sublease Profits" (as such term is hereinafter defined), if any, shall be paid to Sublessor. The "Assignment/Sublease Profits" shall be the excess, if any, of (A) the "Assignment/Sublease Net Revenues" as hereinafter defined over (B) the base rent and additional rent and other charges payable by Subtenant under this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable base rent, additional rent and other charges under this Sublease shall be made based on the percentage of the subleased premises subleased and on the terms of the sublease). The "Assignment/Sublease Net Revenues" shall be the base rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment on account of the assigned or sublet interest in the subleased premises or services provided by or on behalf of Sublessor under this Sublease less the reasonable costs of Subtenant incurred in such subleasing or assignment (the definition of which shall include but necessarily be limited to rent concessions, brokerage commissions and alteration allowances) amortized over the term of the sublease or assignment. All payments of the Assignment/Sublease Profits due Sublessor shall be made within ten (10) days of receipt of same by Subtenant.

                          (vi) As used herein, the term "Affiliate" shall mean
an entity which controls, is controlled by or is under common control with the entity in question where the term "control" means ownership of more than 50% of the ownership interests in the entity in question and the ability to control the management and operation of the entity in question.

                          (vii) Sublessor hereby agrees that Subtenant may, at
Subtenant's sole cost and expense and at no cost, expense or liability to Sublessor, communicate directly with Landlord in order to obtain Landlord's consent to an assignment or sublease simultaneously with communicating with Sublessor to obtain its consent provided that the foregoing will not affect Sublessor's right to consent to such proposed assignment or sublease.

                          (viii) Sublessor agrees that the confidentiality
provisions set forth in Section 12.5 of the Underlying Lease will apply to any information or documents given by Subtenant to Sublessor pursuant to this Paragraph 5(k).

                 (l) BROKER. Subtenant and Sublessor each represents and warrants to the other that the indemnifying party did not negotiate through or communicate with any broker in connection with this transaction other than The Columbia Group and the Staubach Company (collectively the "Brokers"). The Brokers shall be paid commissions by Sublessor pursuant to separate agreements. Subtenant agrees to indemnify, defend and hold Sublessor harmless from and against any and all claims, loss, liability, costs and expenses (including, without limitation, reasonable counsel fees), resulting from any claims that may be made against Sublessor by any broker or other person (other than the Brokers) claiming a commission, fee or other compensation by reason or of this transaction, if the same shall arise by, through or on account of any act of Subtenant or its representatives. Sublessor agrees to indemnify, defend and hold Subtenant harmless from and against any and all claims, loss, liability, costs and expenses (including, without limitation, reasonable counsel fees), resulting from any claims that may be made against Subtenant by any broker or other person claiming a commission, fee or other compensation by reason or of this transaction, if the same shall arise by, through or on account of any act of Sublessor or its representatives. The provisions of this clause (1) shall not be construed to be for the benefit of any third party.

                 (m) NO SERVICES BY SUBLESSOR. Subtenant agrees and acknowledges that Sublessor is not in control of the subleased premises, the Premises or the Building or of any of the services or facilities that may be appurtenant to or supplied at the subleased premises or by Sublessor, including, without limitation, electricity, heat, air conditioning, water, elevator service, repairs, maintenance, painting, and parking facilities other than the Retained Services (as defined below), which Retained Services are under the control of and to be provided by Sublessor, except as otherwise provided in Paragraph 6. Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of any of such services or facilities to be provided by Landlord or to be provided by Sublessor, and except as otherwise provided in clause (n) below Subtenant agrees that no failure to furnish, or interruption of, any such services or facilities shall give rise to (i) an abatement, diminution or reduction of Subtenant's obligations hereunder whether in whole or in part, (ii) any constructive eviction, whether in whole or in part, or (iii) any liability on the part of Sublessor. If Subtenant shall require any service or utility in excess of those provided under the Underlying Lease at no cost or expense to the Tenant thereunder, Subtenant shall pay all costs and expenses incurred by Sublessor in providing same together with a three percent (3%) administrative charge.

                 (n) RENT ABATEMENT. Subtenant shall not be entitled to any rent abatement pursuant to the Underlying Lease, as incorporated herein by reference, unless and to the extent Sublessor shall receive a rent abatement from Sublessor pursuant to the Underlying Lease, as incorporated herein by reference, with respect to a portion of the subleased premises.

                 (o) RECORDATION. This Sublease shall not be recorded in any public office.

                 (p) SIGNS. Subtenant may not place any sign (i) in the interior of the Premises if it is visible outside of the Premises, (ii) on the exterior of the Premises, (iii) anywhere in the Building outside of the Premises or (iv) anywhere on the exterior of the Building in each instance without Sublessor's consent, which consent will not be unreasonably withheld. With respect to one sign on the exterior of the Premises on each of the first, sixth, seventh, eighth and nine floors of the Building, Sublessor's consent will not be unreasonably withheld provided that each such sign complies with all applicable laws and the consent of Landlord; if required, is first obtained. Subject to the last sentence of Section 17.27 of the Underlying Lease and to the written consent of Landlord (it being acknowledged an agreed that the waiver by Landlord of the limitations of said last sentence of Section 17.27 of the Underlying Lease so as to permit the erection and maintenance of such signage by Subtenant shall be a required provision of the Landlord Consent), Sublessor hereby assigns to Akamai Technologies, Inc. all of Sublessor's rights, if any, under Section 17.27 of the Underlying Lease to erect corporate signage on the exterior of the Building. Subtenant hereby assumes for the benefit of Sublessor all of the obligations of Sublessor under said Section
17.27. Subtenant shall be required, at Subtenant's sole cost and expense, to obtain Landlord's consent to such assignment. The rights hereby assigned by Sublessor to Subtenant are personal to Akamai Technologies, Inc. and may not be assigned sublet or otherwise transferred to any other party other than an assignee of Subtenant described in Section 12.2 of the Underlying Lease, as incorporated herein by reference.

                 (q) REFUSAL BY SUBLESSOR. Whenever pursuant to the terms of this Sublease or the Underlying Lease, Subtenant shall require the consent or approval of Landlord, and Subtenant delivers to Sublessor a request that Landlord give such consent or approval, then Sublessor agrees to deliver such request to Landlord promptly (but in any event within five (5) days) after its receipt by Sublessor. If after such delivery of a request for Landlord to give its consent or approval, Landlord fails or refuses to give such consent or approval, then, regardless of whether the Underlying Lease provides that such consent or approval shall not be unreasonably withheld and/or delayed, (i) Sublessor shall have no liability to Subtenant as a result thereof, and (ii) Sublessor shall have no obligation to obtain such consent. Notwithstanding the foregoing (i) if (1) if the consent or approval of Landlord is required, (2) Landlord fails or refuses to give such consent or approval (3) pursuant to the Underlying Lease, Landlord's consent or approval is not to be unreasonably withheld and (4) Subtenant in good faith believes that Landlord unreasonably withheld its consent or approval and promptly after such failure or refusal by Sublessor Subtenant notifies Sublessor of such good faith belief, then Sublessor agrees to use reasonable efforts (but at no cost, expense or liability to Sublessor) to cause Landlord to give its consent or approval to Subtenant with respect to the matter in question and (ii) if (1) pursuant to the Underlying Lease Landlord is required to provide or perform any service or obligation, (2) Landlord fails to provide or perform such service or obligation and (3) Subtenant notifies Sublessor of such failure, then Sublessor agrees, to use reasonable efforts, including, if reasonably appropriate, the commencement of a lawsuit (but at no cost, expense or liability to Sublessor) to cause Landlord to provide or perform such service or obligation.

                 (r) ALTERATIONS. (i) Sublessor shall make no alterations, installations, changes, renovations, additions, replacements or improvements ("Alterations") in to or about the subleased premises without, in each instance
(1) the prior written consent of Sublessor and (2) compliance with the terms and provisions of the Underlying Lease. Notwithstanding the foregoing, the consent of Sublessor to an Alteration will not be unreasonably withheld if (1) the Alteration will not adversely affect (A) any structural or exterior element of the Building (B) any area or element of the Building outside of the subleased premises or (C) any Building system, (ii) either the consent of Landlord is not required under the Underlying Lease or such consent has been obtained and (3) if required pursuant to the Underlying Lease or by Landlord, Subtenant agrees to restore the Premises at the expiration or early termination of the Term to its condition prior to such Alteration. All Alterations will be performed by contractors approved by

Sublessor, such approval not to be unreasonably withheld. In addition, Subtenant may install a generator on the roof of the Building or in the loading dock area of the Building provided that the consent of Landlord is obtained, the consent of Sublessor is obtained (which consent will not be unreasonably withheld) and the provisions of the Underlying Lease and this Sublease are complied with. Sublessor has not objection to Subtenant removing prior to the end of the Term any generator or communication equipment installed in the subleased premises by Subtenant, provided that the foregoing is permitted under the Underlying Lease, or consented to in writing by Landlord in either instance with no liability or obligation to Sublessor. Notwithstanding the foregoing, the consent of Sublessor shall not be required with respect to any painting or other decorative Alteration.

                          (ii) Sublessor hereby approves of the Alterations
described on EXHIBIT B attached hereto, provided that the provisions of this Sublease and the Underlying Lease are complied with.

                          (iii) With respect to each Alteration, Subtenant will
not have the obligation to restore the subleased premises at the expiration or early termination of the Term to its condition prior to such Alteration if (1) either (A) Sublessor has no restoration obligation with respect to such Alteration pursuant to the Underlying Lease or (B) Landlord agrees in writing that Sublessor will have no restoration obligation with respect to such Alteration and (2) such Alteration is a customary and standard tenant improvement for premises used as office space.

                          (iv) With respect to Subtenant's initial Alterations
to prepare the subleased premises for Subtenant's initial occupancy, Sublessor's failure to respond to Subtenant's request for Sublessor's consent for fifteen
(15) days shall be deemed Sublessor's consent to such request.

                          (v) Subtenant may install lines, conduits and similar
equipment through portions of the Building outside of the subleased premises in locations approved by Sublessor, such approval not to be unreasonably withheld.

                 (s) SECURITY DEPOSIT. (i) Subtenant shall deposit with Sublessor on or before May 10, 2002 by wire transfer of immediately available funds the sum of One Million Three Hundred Eighty Nine Thousand Seventeen and 00/100 Dollars ($1,389,017.00) to be held by Sublessor in a separate interest bearing account, or at Subtenant's option, (which option may be changed by Subtenant during the Term) a "clean", unconditional, irrevocable and transferable letter of credit (such letter of credit, as it may be renewed or replaced as provided herein, the "Letter of Credit") in said amount of $1,389,017.00, in form and substance satisfactory to Sublessor, issued by and drawn on a bank reasonably satisfactory to Sublessor and which is a member of the New York Clearing House Association, for the account of Sublessor, for a term of not less than one (1) year, as security for the faithful performance and observance by Subtenant of the terms, covenants, conditions and provisions of this Sublease, including, without limitation, the surrender of possession of the subleased premises to Sublessor as herein provided, provided, however, that on or before July 15, 2002 Subtenant shall increase the security deposit by $1,389,017.00, so that from and after July 15, 2002 the security deposit (whether it consists of cash or a Letter Credit) shall equal Two Million Seven Hundred Seventy Eight Thousand Thirty Four and 00/100 Dollars ($2,778,034.00). All interest accrued on the cash security shall be paid to Subtenant within 60 days after the end of each calendar year provided that there is then no uncured default hereunder. If Subtenant shall default beyond any applicable notice and/or grace period under any of the material terms, covenants or conditions of this Sublease, Sublessor may apply the whole or any part of the cash security so deposited (as appropriate), or present the Letter of Credit for payment and apply the whole or any part of the proceeds thereof (as appropriate), as the case may be, (i) toward the payment of any base rent, additional rent or any other item of rental as to which Subtenant is in default,
(ii) toward any sum which Sublessor may expend or be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including, without limitation, any damage, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Sublessor, and (iii) toward any damage or deficiency incurred or suffered by Sublessor in the reletting of the subleased premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Sublessor. If Sublessor presents the Letter of Credit for payment, the proceeds thereof not applied as provided above shall be held as cash security. If Sublessor applies or retains any part of the proceeds of the Letter of Credit or the cash security so deposited, as the case may be, Subtenant, within 15 days after demand, shall deposit with Sublessor the amount so applied or retained so that Sublessor shall have the full deposit on hand at all times during the Term. If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease the Letter of Credit or the cash security, as the case may be, shall be returned to Subtenant within 30 days after the expiration date of the Term and after delivery of possession of the subleased premises to Sublessor, provided that Subtenant does not then owe any monies or other obligations hereunder to Sublessor. In the event of an assignment of the Underlying Lease and this Sublease by Sublessor, (i) Sublessor shall have the right to transfer the Letter of Credit or the cash security, as the case may be, to the assignee, and Subtenant shall cause, at no cost to Sublessor, the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit or issue a new Letter of Credit naming the assignee as the beneficiary thereunder and (ii) provided that the new sublessor assumes in writing the obligations of Sublessor with respect to the return of the security deposit, Sublessor shall be released by Subtenant for all liability for the return of such cash security or the Letter of Credit, as the case may be, and Subtenant shall look solely to the new sublessor for the return of the cash security or the Letter of Credit, as the case may be. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit or security made to a new Sublessor. Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Subtenant shall renew the Letter of Credit from time to time, at least thirty (30) days prior to the expiration thereof, and deliver to Sublessor a new Letter of Credit or an endorsement to the Letter of Credit, and any other evidence required by Sublessor that the Letter of Credit has been renewed for a period of at least one (1) year. The final expiration date of the Letter of Credit shall be no earlier than July 1, 2009. If Subtenant shall at any time fail to timely renew the Letter of Credit as aforesaid, Sublessor may present the Letter of Credit for payment and retain the proceeds thereof as cash security in lieu of the Letter of Credit.

                          (ii) If (1) for each of four consecutive calendar
quarters, the Net Cash Flow (as defined in clause (v) below) of Subtenant shall be positive and (2) as of the last day of each of said four consecutive calendar quarters (A) Subtenant has at least $100 million of unencumbered cash and (B) the ratio of Subtenant's Current Assets to Subtenant's Current

Liabilities shall equal or exceed 2.0 to 1.0, then provided that Subtenant is not then in default hereunder, with respect to any monetary default or in default hereunder beyond the expiration of the applicable grace period, with respect to any non-monetary default, the required amount of the security deposit shall be reduced to $1,389,017, provided that if for any calendar quarter ending after the date of the reduction of the required amount of the security deposit the Net Cash Flow of Subtenant shall equal zero or be negative, then the required amount of the security deposit will be restored to $2,778,034 and within 40 days after the end of such calendar quarter Subtenant shall increase the security deposit to said amount of $2,778,034. Once the security is so increased, the provisions of the preceding sentence (with respect to the decease and subsequent increase of the security deposit) shall continue to be effective.

                          (iii) Notwithstanding anything herein to the contrary,
as long as Subtenant is not then in default hereunder, with respect to any monetary default or in default hereunder beyond the expiration of the applicable grace period, with respect to any non-monetary default, on May 1, 2008 and on the first day of each month thereafter the required amount of the security deposit shall decrease by $231,502.83 per month (if the security deposit on May 1, 2008 is $2,778,034) or by $115,751.41 per month (if the security deposit on May 1, 2008 is $1,389,017) until the required amount of the security deposit shall be $694,508.49, at which time the required amount of the security deposit shall remain $694,508.49 until the end of the Term.

                          (iv) Within 30 days after the end of each calendar
quarter during the Term, Subtenant shall deliver to Sublessor quarter-annual financial statements of Subtenant certified by the chief financial officer of Subtenant and accompanied by copies of the applicable Securities and Exchange Commission filings of Subtenant showing (i) the Net Cash Flow of Subtenant during such calendar quarter, (ii) the total cash owned by Subtenant as of the last day of such calendar quarter and (iii) the total Current Assets and total Current Liabilities of Subtenant as of the last day of such calendar quarter.

                          (v) As used herein, (i) the term "Net Cash Flow" shall
mean the available net cash of Subtenant from operations after payment of all expenses, debt service and expenditures of Subtenant, (ii) the terms "Current Assets" and "Current Liabilities" shall have the meanings given to them under GAAP, and (iii) the term "GAAP" shall mean generally accepted accounting principles consistently applied.

                          (vi) Subtenant's failure to deposit with Sublessor the
initial security deposit of $1,389,017 by May 10, 2002 shall constitute a material event of default hereunder entitling Sublessor to terminate this Sublease.

                 (t) PARKING. Subject to the terms and provisions of Article X of the Underlying Lease, Subtenant shall have the right to use one hundred seventy nine (179) unreserved parking privileges, at the rate paid by Sublessor for unreserved parking privileges pursuant to the Underlying Lease. Subtenant shall be obligated to pay for such privileges regardless of whether Subtenant in fact uses the same. All parking charges payable hereunder shall be deemed additional rent and shall be paid in advance on the first of each month with the installments of base rent due hereunder. Subtenant acknowledges that the rate for such parking privileges may increase at any time and Subtenant shall be responsible for the increase in such rate. As of the date hereof the rate for unreserved parking privileges is $235.00 per month per parking space. Subtenant shall have no right to use any reserved parking spaces. Subtenant shall have no right to use any reserved parking spaces which Sublessor has the right to use pursuant to the Underlying Lease and Subtenant shall have no obligation to pay any charges with respect to any such reserved parking spaces.

                 (u) COMMUNICATIONS EQUIPMENT. Subject to the provisions of the Underlying Lease and the provisions hereof, Subtenant shall have the right to install on portions of the roof (other than Landlord's Roof Area (as such term is defined in the Underlying Lease)) Communications Equipment (as such term is defined in the Underlying Lease) solely for use by Subtenant for communications, data and other transmission to and from the Building in connection with Subtenant's conduct of its business as permitted hereunder but for no other purpose. Notwithstanding the foregoing provisions of this paragraph, Subtenant or may not install any such Communications Equipment or connect any such Communications Equipment to the subleased premises except with the prior approval of Sublessor, which approval shall not be unreasonably withheld, delayed or conditioned. In furtherance thereof, with respect to any such Communications Equipment, Subtenant shall submit to Sublessor plans and specifications (including, but not limited to, design and size) for such Communications Equipment and proposed location thereof on the roof of the Building (other than on Landlord's Roof Area) for Sublessor's approval (including, but not limited to the size and aesthetics of such Communications Equipment and the architectural compatibility and relationship between such Communications Equipment and the general area of the Site (as such term is defined in the Underlying Lease) and neighboring roads). Subtenant, at Subtenant's expense, shall repair any damage to the Building resulting from the installation, operation, maintenance, repair, replacement or removal of its Communications Equipment. Upon the expiration or earlier termination of the Term, Subtenant, at Subtenant's expense shall remove its Communications Equipment and restore the portion of the roof and Building on or in which its Communications Equipment was located to as near as practicable its condition prior to the installation thereof. The exercise of rights by subtenant under this Paragraph 5(u) shall be subject to the approval of the Cambridge Redevelopment Authority if and to the extent required by said Authority.

                 (v) INAPPLICABLE PROVISIONS. The following provisions of the Underlying Lease shall not be part of and shall not apply to this Sublease:
Section 1.2 (other than the following definitions "Building"; "Premises"; "Property"; "Electricity"; and "Tenant's Property"); Section 1.3; Section 2.1;
Section 2.2(A); Section 2.2(C); Article III; Article IV; Section 6.2; Section 7.4; Section 7.6; Section 7.7; the last paragraph of Section 7.8; Section 7.9;
Section 9.1.1; the parenthetical starting in the third line of Section 11.2 and ending in the sixth line thereof; the second sentence of Section 11.2; Section 12.3; Section 12.6; Section 13.1.1; Section 13.6; Section 17.5; Section 17.8;
Section 17.9; Section 17.12; Section 17.13; the proviso in the next to last sentence and the last sentence of Section 17.15(b); Section 17.17(B); Section 17.24; Section 17.26; Section 17.27 and Exhibits B, C, E, F, G, H (Cleaning), I and J. Notwithstanding the foregoing, (i) Subtenant may install in the subleased premises up to seven (7) vending machines which dispense food, candy, non-alcoholic beverages and sundries, provided Subtenant obtains such permits and licenses, if any, as may be required under Legal Requirements, (ii) if Sublessor shall receive an abatement of rent pursuant to the third grammatical paragraph of Section 7.8 of the Underlying Lease due to electricity to the subleased premises ceasing to function, Sublessor shall grant to Subtenant an abatement of rent equal to the abatement granted to Sublessor under the Underlying Lease with respect to the subleased premises, and (iii) while the provisions of Section 2.2(A) shall not be part of and shall not apply to this Sublease, Sublessor will use reasonable efforts (at no cost, expense or liability to Sublessor) to ensure that Subtenant enjoys the rights granted by Landlord thereunder.

                 (w) SUBORDINATION. This Sublease and the term and estate hereby granted are and shall be subject and subordinate to (a) the lien of each mortgage which may now or at any time hereafter affect the Building or Sublessor's interest therein, (b) the Underlying Lease and (c) all other matters to which the Underlying Lease is subject. The foregoing provision for the subordination of this Sublease and the term and estate hereby granted shall be self-operative an no further instrument shall be required to effect any such subordination; but Subtenant shall, however, upon request by Sublessor, at anytime or times, execute and deliver any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same. Sublessor agrees that it will not voluntarily subordinate the Underlying Lease to the lien of any mortgage encumbering the Building or to any ground lease affecting the Building, unless required to do so pursuant to the Underlying Lease or pursuant to Section 17.12 or Section 17.13 of the Underlying Lease in connection with obtaining a Non-Disturbance Agreement or a Recognition Agreement (as such terms are defined in the Underlying Lease).

         6. RETAINED SERVICES. Sublessor shall provide the following services to the Building (collectively the "Retained Services"); (a) security for the lobby of the Building, (b) interior Building cleaning services, and (c) trash removal services. Sublessor shall arrange for the cleaning of the subleased premises and the common areas of the Building in accordance with the cleaning specifications attached hereto as EXHIBIT C. Sublessor will provide security services to the lobby of the Building in accordance with the security specifications set forth on EXHIBIT D hereto. Notwithstanding the foregoing, Sublessor may at any time without the prior consent of Subtenant but upon five (5) days prior notice to Subtenant, arrange for Landlord to perform all or part of the Retained Services.

         7. SUBTENANT'S RIGHT OF FIRST REFUSAL - SUBLEASES. If at any time (a) Sublessor desires to sublease any space in the Building (the "ROFR Space") to any third party (other than to an Affiliate of Sublessor and other than pursuant to a then existing right to sublease set forth in a then existing sublease affecting space in the Building, there being no such right on the date hereof, and Sublessor agreeing that no such right superior to Subtenant's rights hereunder shall be granted to a subtenant unless disclosed in the LOI given to Subtenant in connection with the applicable sublease) and (b) Sublessor shall receive a term sheet or letter of intent from an unrelated third party (an "LOI"), with respect to the ROFR Space which Sublessor desires to accept then Sublessor shall not enter into a sublease with respect to such ROFR Space with such entity pursuant to such LOI, unless Sublessor complies with the provision of this PARAGRAPH 7. Without limiting the foregoing or any other provision of this Sublease to the contrary, the right of first refusal to sublease hereby granted to Subtenant shall be superior to any right or option to extend the term or expand the area of any other sublease and to any other right of first offer, right of first refusal or other similar right or option of first opportunity granted to any other subtenant or other party (other than an Affiliate of Sublessor) (Sublessor hereby further representing and warranting that there is no such right or option in favor of any subtenant or other party on the date hereof), it being understood and agreed that the term of any other sublease may not be extended beyond the initial term of such sublease, nor shall the area occupied by any subtenant be expanded beyond the area initially occupied by such subtenant, nor shall any right of first refusal, right of first offer or other similar right or option of first opportunity granted to any subtenant or other third party be exercised without again complying with the provisions of this
Section 7 solely with respect to such extension, expansion or other right or option as though such extension, expansion or other right or option constituted a new LOI which Sublessor desires to accept. Within 10 days after Sublessor's receipt of the LOI, Sublessor shall give a notice (the "ROFR Notice") to Subtenant offering to lease the ROFR Space to Subtenant on the same terms and conditions as are set forth in the LOI, which ROFR Notice shall be accompanied with a copy of the LOI. Subtenant shall have 10 days from the giving of the ROFR Notice to elect to sublease the ROFR Space on the terms and conditions of the LOI by giving written notice of such election to Sublessor. Subtenant's failure to give any notice to Sublessor within said 10 day period shall be Subtenant's irrevocable election not to sublease the ROFR Space. If Subtenant shall timely and properly elect to sublease the ROFR Space, then within 20 days after the giving of Subtenant's notice to Sublessor, Sublessor and Subtenant shall enter into a sublease for the ROFR Space on the terms and conditions set forth in the LOI and otherwise on the terms and conditions of this Sublease. If Subtenant shall elect or be deemed to have elected not to sublease the ROFR Space, Sublessor shall be free to enter into a sublease substantially on the terms of the LOI or on terms that are more advantageous to Sublessor. If Sublessor does not enter into such a sublease within 120 days after the expiration of said 10 day period, Sublessor must first again comply with the provisions of this Paragraph 7, before subleasing the ROFR Space.

         8. SUBTENANT'S RIGHT OF FIRST REFUSAL - ASSIGNMENT. If at any time (a) Sublessor desires to assign Sublessor's rights under the Underlying Lease, this Sublease and all other then existing Subleases affecting the Premises (the "Assets") to any third party (other than to an Affiliate of Sublessor) and (b) Sublessor shall receive an LOI with respect to the purchase of the Assets which Sublessor desires to accept then Sublessor shall not sell the Assets to such entity pursuant to such LOI, unless Sublessor complies with the provision of this PARAGRAPH 8. Within 10 days after Sublessor's receipt of the LOI, Sublessor shall give a notice (the "Asset Notice") to Subtenant offering to sell the Assets to Subtenant on the same terms and conditions as are set forth in the LOI, which Asset Notice shall be accompanied with a copy of the LOI. Subtenant shall have 10 days from the giving of the Asset Notice to elect to purchase the Assets on the terms and conditions of the LOI by giving written notice of such election to Sublessor. Subtenant's failure to give any notice to Sublessor within said 10 day period shall be Subtenant's irrevocable election not to purchase the Assets. If Subtenant shall timely and properly elect to purchase the Assets, then within 20 days after the giving of Subtenant's notice to Sublessor, Sublessor and Subtenant shall enter into a contract of sale and assignment documents on the terms and conditions set forth in the LOI. If Subtenant shall elect or be deemed to have elected not to purchase the Assets, Sublessor shall be free to sell the Assets substantially on the terms of the LOI or on terms that are more advantageous to Sublessor. If Sublessor does not sell the Assets within 120 days after the expiration of said 10 day period, Sublessor must first again comply with the provisions of this Paragraph 8 before selling the Assets.

         9. LANDLORD'S APPROVAL. This Sublease shall have no effect until Landlord shall have delivered to Sublessor its written consent to this Sublease (the "Landlord Consent") and a subordination non-disturbance and attornment agreement in favor of Subtenant (the "Landlord SNDA") both in form and substance reasonably satisfactory to Sublessor and Subtenant.

Sublessor agrees to use reasonable efforts (without, however, having to incur any cost, expense or liability other than the costs and expenses set forth in
Section 12.7B of the Underlying Lease which Sublessor shall be responsible to pay) to obtain the Landlord Consent and the Landlord SNDA. If Sublessor does not receive both the Landlord Consent and the Landlord SNDA for any reason whatsoever on or before June 17, 2002, then (a) Sublessor shall not be obligated to take any action to obtain the Landlord Consent or the Landlord SNDA, (b) this Sublease shall be deemed void and of no effect and if Subtenant is then in possession of all or any part of the subleased premises, Subtenant shall immediately quit and surrender to Sublessor the subleased premises, remove all of its property and repair any damage caused by such removal and restore the subleased premises to the condition in which they were prior to the installation of the items so removed, and (c) Sublessor will return the security deposit to Subtenant. Notwithstanding this Sublease being deemed null and void and of no effect as aforesaid, if Subtenant shall have been in possession of all or any part of the subleased premises, Subtenant shall pay to Sublessor the base rent and other charges for the period prior to Subtenant's quitting and surrendering the subleased premises as aforesaid, and shall otherwise be obligated under this Sublease as if it was the Subtenant and this Sublease were in full force and effect.

         10. APPORTIONMENT. If the Term does not commence on the first day of a month or end on the last day of a month, base rent, additional rent and all other charges for the partial month(s) will be apportioned.

         11. AMENDMENT OF UNDERLYINGLEASE. Sublessor shall have the right to modify or amend the Underlying Lease without the prior written consent of Subtenant, unless such modification or amendment shortens the term of the Underlying Lease, terminates this Sublease, reduces any rights or services to be provided to Subtenant under this Sublease, increases any financial obligation of Subtenant hereunder, increases (other than in an insignificant manner) any non-financial obligation of Subtenant hereunder, in which event Subtenant's consent to such modification or amendment shall be required; and any reference in this Sublease to the Underlying Lease, shall mean the Underlying Lease as modified or amended from time to time, provided that if Subtenant properly withholds its consent, Subtenant shall not be subject to the terms and provisions of such modification or amendment.

         12. GOVERNING LAW. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         13. MISCELLANEOUS.

                 (a) PRIOR UNDERSTANDINGS; ENTIRE AGREEMENT. All understandings and agreements heretofore had between the parties are merged in this Sublease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties. This Sublease contains a complete statement of all the agreements and arrangements between the parties with respect to its subject matter and cannot be changed or terminated orally. This Sublease shall be construed without any presumption against the party drafting this Sublease or causing the same to be drafted.

                 (b) SUBMISSION TO JURISDICTION. Subtenant and Sublessor each
(i) irrevocably agrees that any suit, action or other legal proceeding arising out of or relating to this Sublease may be brought in the Courts of the Commonwealth of Massachusetts or of the United States of America located in Middlesex County, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding and (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

                 (c) LOBBY. The parties agrees to cooperate and work together to change the lobby signage to reflect that the Building will cease to be a one tenant building and will be a multi-tenant building. The changes (but excluding any new signage for Subtenant) will be made at Sublessor's cost and expense on or before October 1, 2002.

                 (d) CAPTIONS. The marginal captions in this instrument are used for convenience in finding the subject matters, and are not to be taken as part of this instrument, or to be used in determining the intent of the parties, or otherwise interpreting this Sublease.

                 (e) SUBLESSOR'S COST AND EXPENSES. If Subtenant shall be in default under this Sublease and such default shall remain uncured beyond the expiration of the applicable grace period set forth herein, all attorneys' fees and all other costs and expenses incurred by Sublessor in enforcing Sublessor's rights hereunder or in collecting any base rent or additional rent hereunder shall be additional rent hereunder and shall be payable by Subtenant within five days after notice from Sublessor.

                 (f) SUBTENANT'S COST AND EXPENSES. If Sublessor shall be in default under this Sublease and such default shall remain uncured for thirty
(30) days after written notice from Subtenant (provided that if such default cannot with reasonable diligence be cured within said 30 day period and Sublessor is diligently pursuing to complete such cure such 30 day grace period shall be extended as long as Sublessor is diligently proceeding to complete such cure), all attorneys' fees and all other costs and expenses incurred by Subtenant in enforcing Subtenant's rights hereunder shall be payable by Sublessor within five days after notice from Subtenant.

                 (g) SUBLESSOR'S RIGHT. Sublessor or Sublessor's agents shall have the right (but shall not be obligated) to enter the subleased premises in any emergency at any time and without notice (provided that Sublessor shall give written notice within one business day after such emergency entry), and, at other times upon at least one business day's prior written notice during normal business hours on business days (and at Subtenant's option accompanied by a representative of Subtenant), to examine or inspect the same and to make such repairs, replacements, alterations, improvements, or additions as Sublessor may deem necessary or desirable to any portion of the subleased premises or the Building or which Sublessor may elect to perform, in the subleased premises or the Building following Subtenant's failure to make repairs or perform any work which Subtenant is obligated to perform under this Sublease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Subtenant shall permit Sublessor to use, repair, maintain and replace pipes, ducts, wires, conduits and appurtenant fixtures in and through the subleased premises and to erect or install new pipes, ducts, wires, conduits and appurtenant fixtures therein provided that such erection or installation will not materially and adversely interfere with Subtenant's use of the subleased premises. Sublessor may, during the progress of any work in the subleased premises, take all reasonably necessary materials and equipment into the subleased premises without the same constituting an eviction nor shall Subtenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Sublessor agrees, when performing work in the subleased premises to use reasonable efforts to minimize interference with Subtenant's business provided that Sublessor shall have no obligation to pay workers at so-called overtime rates. If, after giving the notice, if any, required above, Subtenant is not present to open and permit an entry into the subleased premises, Sublessor or Sublessor's agent may enter the same whenever such entry may be necessary or permissible by master key or in the event of emergency (after trying to give written or oral notice to Subtenant) forcibly and provided reasonable care is exercised to safeguard Subtenant's property and such entry shall not render Sublease or its agent liable therefor, nor in any event shall the obligations of Subtenant hereunder be affected.

                 (h) SUCCESSORS AND ASSIGNS. This Sublease shall apply to all respective successors and permitted assigns of the parties hereto but this paragraph shall not be construed as a consent to any assignment or subletting by Subtenant.

                            (Signatures on next page)

         IN WITNESS WHEREOF, this Sublease has been duly executed by Sublessor and Subtenant as of the day and year first herein above written.

                                       NOVELL, INC.


                                       By: /s/ Jack Messman
                                          --------------------------------------
                                          Name: Jack Messman
                                          Title:  Chief Executive Officer



                                       By: /s/ John Hankey
                                          --------------------------------------
                                          Name: John Hankey
                                          Title:  Vice President, Real Estate

                                       AKAMAI TECHNOLOGIES, INC.


                                       By: /s/ Paul Sagan
                                          --------------------------------------
                                          Name: Paul Sagan
                                          Title: President

                                LIST OF EXHIBITS

Exhibit A-1                  Floor Plan of First Floor
Exhibit A-2                  Floor Plan of Sixth Floor
Exhibit A-3                  Floor Plan of Seventh Floor
Exhibit A-4                  Floor Plan of Eighth Floor
Exhibit A-5                  Floor Plan of Ninth Floor
Exhibit B                    Tenant's Initial Alterations
Exhibit C                    Cleaning Specifications
Exhibit D                    Security Specifications

                           FIRST AMENDMENT TO SUBLEASE


         FIRST AMENDMENT TO SUBLEASE (this "Agreement") made as of the 6th day of June, 2002 between NOVELL, INC., a Delaware corporation having an office at 1800 South Novell Place, Provo, Utah 84606 ("Sublessor"); and AKAMAI TECHNOLOGIES, INC., a Delaware corporation having an office at 500 Technology Square, Cambridge, Mass. 02139 ("Subtenant").

                                    RECITALS

         A. Sublessor have entered into a sublease dated as of May 3, 2002 (the "Existing Sublease") relating to certain space in the building know as Eight Cambridge Center, Cambridge, Massachusetts.

         B. The parties hereto desire to amend the Existing Sublease as hereinafter provided.

                                    AGREEMENT


         1. DEFINED TERMS. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Existing Sublease.

         2. LANDLORD CONSENT AND LANDLORD SNDA. Concurrently with the execution of this Agreement, Landlord, Sublessor and Subtenant have entered into a consent agreement dated as of the date hereof (the "Consent Agreement"). Sublessor and Subtenant each confirms and acknowledges that (a) it has received the Consent Agreement and (b) the Consent Agreement constitutes both the Landlord Consent and the Landlord SNDA in form and substance satisfactory to it.

         3. AMENDMENT TO PARAGRAPH 2. Paragraph 2 of the Existing Sublease is hereby deleted and the following is inserted in its place.

                           TERM. The term of this Sublease (the "Term") (a) shall commence with respect to the portion of the subleased premises located on the first floor on June ___, 2002, the date that Sublessor and Subtenant received an original of the Consent Agreement (the "Commencement Date"), (b) shall commence with respect to the balance of the subleased premises on the later of the Commencement Date or June 12, 2002 and (c) shall end at the close of business on May 31, 2009 (the "Expiration Date") or upon such earlier date upon which the term of this Sublease may expire or be terminated pursuant to the terms and provisions of this Sublease or pursuant to law.

         4. AMENDMENT TO PARAGRAPH 4. Paragraph 4(c) of the Existing Sublease is hereby deleted.

         5. SUBLESSOR'S CONTRIBUTION.

                 (a) In lieu of Sublessor performing any work to the subleased premises, Sublessor will contribute the aggregate amount of One Million Seven Hundred Twelve Thousand One Hundred Sixty Five Dollar ($1,712,165), towards the cost of Subtenant's initial work subject to the terms and conditions set forth below in clause (b).

                 (b) Sublessor will pay to Subtenant (i) the sum of $570,721.67 on July 17, 2002, (ii) the sum of $570,721.67 on September 30, 2002 and (iii) the sum of $570,721.66 on the later of October 7, 2002 or five business days after Sublessor receives a certificate from the architect supervising Tenant's initial work at the subleased premises certifying that Tenant's initial work at the subleased premises has been substantially completed, provided and on the express condition that on each such date (1) the face amount of the Letter of Credit has previously been increased to $2,778,034, (2) there shall exist no default by Subtenant under the Existing Sublease, as amended hereby, which remains uncured beyond the expiration of the applicable grace period set forth therein, (3) none of the events described in clauses (e), (f), (g), (h), (i) or
(j) of Section 15.1 of the Underlying Lease has occurred to Subtenant and remain in effect (except that for purposes of this clause (3) the grace period for an involuntary bankruptcy or proceeding shall be 15 days, and not 75 days) and (4) no mechanic's lien has been filed against or attached to or otherwise encumbers the subleased premises or any other portion of the Building as a result of any of Subtenant's initial work which has not been bonded or discharged.

                 (c) If Sublessor shall fail to make any payment required to be paid by Sublessor pursuant to Paragraph 5(b) above and such failure shall remain uncured for 10 days after written notice from Subtenant, then Subtenant will have the right to set off against the base rent required to be paid by Subtenant under the Existing Sublease, as amended hereby, the amount of such defaulted payment.

         6. SECOND AMENDMENT TO THE LEASE. Immediately prior to the execution of this Agreement, Landlord and Sublessor have entered into a second amendment to lease dated as of the date hereof (the "Second Lease Agreement"). Subtenant hereby consents to the execution and delivery by Sublessor of the Second Lease Amendment. All references in the Existing Sublease to the "Underlying Lease", shall hereafter mean the Underlying Lease (as such term is defined in the Existing Sublease), as amended by the Second Lease Amendment.

         7. SECURITY DEPOSIT. The date by which Subtenant was obligated pursuant to Section 5(s) of the Existing Sublease to deliver the $1,389,017 Letter of Credit was extended to May 30, 2002. Subtenant delivered the $1,389,017 Letter of Credit to Sublessor on May 29,

2002. Concurrently with the execution and delivery of this Agreement, Subtenant has delivered to Sublessor an amendment to said Letter of Credit in the form of Exhibit A attached hereto.

         8. DELIVERY OF SECURITY DEPOSIT AFTER TERMINATION OF UNDERLYING LEASE. Within 10 days after the termination of the Underlying Lease due to the occurrence of an event of default thereunder and provided that the Existing Sublease, as amended hereby, is then in force and effect, Sublessor will deliver to Landlord (a) the security deposit then being held by Sublessor under the Existing Sublease, as amended hereby, (whether such security deposit is in the form of the Letter of Credit or cash) and (b) if the security deposit is in the form of the Letter of Credit, an assignment of the Letter of Credit in favor of Landlord signed by Sublessor in the form attached to the Letter of Credit. Sublessor agrees to indemnify, defend and hold Subtenant harmless from and against any liability, damage, cost or expense (including, without limitation, reasonable attorney's fees) incurred by Subtenant as a result of Sublessor failing to perform its obligations under the preceding sentence, provided however that in no event will Sublessor's liability under this Paragraph 8 exceed the amount of the security deposit being held by Sublessor as of the date the Underlying Lease terminates.

         9. ALTERATIONS. While Sublessor has approved Subtenant's proposed layout of the floors of the subleased premises as shown on Exhibit B to the Existing Sublease, Sublessor must still review and approve Subtenant's plans and specifications, such approval not to be unreasonably withheld.

        10. ASSIGNMENT AND TERMINATION OF THE LEASE. Sublessor hereby covenants and agrees that while the Existing Sublease, as amended, is in force and effect,
(a) Sublessor will not request or accept the consent of Landlord to an assignment of the Underlying Lease if such request or acceptance would permit Landlord to recapture the subleased premises, and (b) Sublessor will not voluntarily terminate the Lease except as otherwise provided in Paragraph 5(j) of the Existing Sublease.

        11. MISCELLANEOUS.

                 (a) Except as amended hereby, the Existing Sublease shall remain unchanged in force and effect.

                 (b) This Agreement may be executed in two counterparts but will constitute one agreement.

                         (Signatures on following page)

         IN WITNESS WHEREOF, Sublessor and Subtenant have executed this Agreement as of the day first written above.

                                             NOVELL, INC.


                                             /s/ Novell, Inc.
                                             -------------------------------


                                             AKAMAI TECHNOLOGIES, INC.


                                             /s/ Akamai Technologies, Inc.
                                             -------------------------------

                                    EXHIBIT A


                                               UBS PaineWebber Inc.
                                               Letter of Credit Department
                                               1200 Harbor Boulevard - 4th Floor
                                               Weehawken, NJ 07087
                                               Tel: 201-352-3143
                                               Fax: 201-352-7622

BENEFICIARY:

Novell, Inc.
1800 South Novell Place
Provo, Utah 84606                                                  June __, 2002

                               AMENDMENT NUMBER 1
                             TO IRREVOCABLE STANDBY
                          LETTER OF CREDIT NO. RAIDV3

    Irrevocable Standby Letter of Credit No. RAIDV3 (the "Letter of Credit") issued on May 28, 2002 in the face amount of $1,389,017 in favor of Novell, Inc. ("Beneficiary") is hereby amended as follows:

         (a) The second grammatical paragraph of the Letter of Credit is hereby amended by inserting the words "as it may be amended from time to time" after the word "subtenant" in line 6 thereof.

         (b) The sixth grammatical paragraph of the Letter of Credit is hereby amended by deleting the words "our consent and" in line 2 thereof.


                                                    Very truly yours,

                                                    UBS PAINE WEBBER INC.

                                                    By:  _______________________

AGREED:

NOVELL, INC.

By:  ___________________